LP Reports Third Quarter 2013 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2013, which included the following:

•	Total sales for the third quarter of $507 million were higher by 10 percent compared to the year ago quarter.

•	Income from continuing operations was $38 million ($0.26 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $19 million ($0.13 per diluted share).

•	Adjusted EBITDA from continuing operations for the third quarter was $65 million compared to $75 million in the third quarter of 2012.

•	Cash and cash equivalents were $670 million as of September 30, 2013.

"Each of our business segments generated positive adjusted EBITDA in the quarter” said Curt Stevens, CEO. “OSB prices continued to decline in the quarter which hurt our earnings while Siding and South America had better results than the same quarter last year.”

For the third quarter of 2013, LP reported income from continuing operations of $38 million, or $0.26 per diluted share, as compared to $31 million, or $0.22 per diluted share for the third quarter of 2012.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the third quarter of 2013 of $245 million, an increase from $227 million of net sales in the third quarter of 2012. For the third quarter of 2013, the OSB segment reported operating income of $30 million compared to $49 million in the third quarter of 2012. For the third quarter, adjusted EBITDA from continuing operations for this segment decreased by $14 million compared to the third quarter of 2012. For the third quarter, sales volumes were higher by 15 percent and sales prices decreased by 5 percent compared to the same period in 2012. The decrease in sales price accounted for approximately $13 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $149 million in the third quarter of 2013, an increase of 11 percent from $134 million in the year-ago third quarter. For the third quarter of 2013, the Siding segment reported operating income of $23 million compared to $20 million in the year-ago quarter. For the third quarter, LP reported $27 million in adjusted EBITDA from continuing operations for this segment, an increase of $3 million compared to the third quarter of 2012. The decrease in OSB sales prices sold in this segment accounted for approximately $1 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the third quarter of 2013 totaled $72 million, an increase from $62 million reported in the third quarter of 2012. Operating losses were $2 million for the third quarter of 2013 compared to $3 million in the third quarter of 2012. LP reported an improvement in adjusted EBITDA from continuing operations of $1 million for this segment as compared to the same quarter in 2012.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the third quarter of 2013 totaled $42 million, essentially flat from the year-ago third quarter. For the third quarter of 2013, the South America segment reported operating income of $5 million in the third quarter of the current year and 2012. LP reported $8 million in adjusted EBITDA from continuing operations for this segment in the third quarter of the current year and 2012.

COMPANY OUTLOOK

“We saw the pace of improvement in the housing market slow over the summer,” continued Stevens.  “However, the pace of permit activity, builder confidence and a slightly better economy should allow housing starts to grow in coming quarters.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$507.4	$462.1	$1,605.5	$1,237.3

Income from operations	$47.6	$42.9	$224.7	$57.1

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	$41.9	$36.7	$236.8	$(22.1)

Non-GAAP adjusted income from continuing operations	$19.4	$28.7	$136.6	$20.9

Income (loss) from continuing operations	$37.5	$31.0	$196.5	$(19.1)

Net income (loss)	$38.1	$31.3	$197.5	$(17.3)

Net income (loss) per share - basic	$0.27	$0.23	$1.42	$(0.13)

Net income (loss) per share - diluted	$0.26	$0.22	$1.37	$(0.13)

Average shares of stock outstanding - basic	140.0	137.1	139.1	136.9

Average shares of stock outstanding - diluted	144.0	142.6	144.1	136.9

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$507.4	$462.1	$1,605.5	$1,237.3
Operating costs and expenses:
Cost of sales	416.3	364.4	1,221.7	1,026.9
Depreciation and amortization	25.8	18.8	65.0	55.5
Selling and administrative	33.5	30.5	103.6	92.1
(Gain) loss on sale or impairment of long-lived assets, net	0.3	4.3	(0.4)	4.5
Other operating credits and charges, net	(16.1)	1.2	(9.1)	1.2
Total operating costs and expenses	459.8	419.2	1,380.8	1,180.2
Income from operations	47.6	42.9	224.7	57.1

Non-operating income (expense):
Interest expense, net of capitalized interest	(7.6)	(10.7)	(28.0)	(36.4)
Investment income	1.7	4.1	8.3	11.7
Early debt extinguishment	(0.8)	—	(0.8)	(52.2)
Gain on acquisition	—	—	35.9	—
Other non-operating items	1.0	0.4	(3.3)	(2.3)
Total non-operating income (expense)	(5.7)	(6.2)	12.1	(79.2)

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	41.9	36.7	236.8	(22.1)
Provision (benefit) for income taxes	4.4	7.7	51.6	(5.6)
Equity in (income) loss of unconsolidated affiliates	—	(2.0)	(11.3)	2.6
Income (loss) from continuing operations	37.5	31.0	196.5	(19.1)

Income from discontinued operations before taxes	1.0	0.5	1.6	2.8
Provision for income taxes	0.4	0.2	0.6	1.0
Income from discontinued operations	0.6	0.3	1.0	1.8

Net income (loss)	$38.1	$31.3	$197.5	$(17.3)

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.27	$0.23	$1.41	$(0.14)
Income from discontinued operations	—	—	0.01	0.01
Net income (loss) per share	$0.27	$0.23	$1.42	$(0.13)

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.26	$0.22	$1.36	$(0.14)
Income from discontinued operations	—	—	0.01	0.01
Net income (loss) per share	$0.26	$0.22	$1.37	$(0.13)

Average shares of stock outstanding - basic	140.0	137.1	139.1	136.9
Average shares of stock outstanding - diluted	144.0	142.6	144.1	136.9

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$669.5	$560.9
Receivables	109.2	82.7
Inventories	225.0	209.8
Other current assets	10.2	6.0
Deferred income taxes	13.7	12.3
Current portion of notes receivable from asset sales	—	91.4
Assets held for sale	31.4	32.5
Total current assets	1,059.0	995.6

Timber and timberlands	72.2	40.1

Property, plant and equipment, at cost	2,214.3	2,061.6
Accumulated depreciation	(1,350.3)	(1,310.8)
Net property, plant and equipment	864.0	750.8

Goodwill	9.7	—
Notes receivable from asset sales	432.2	432.2
Long-term investments	3.8	2.0
Restricted cash	11.2	12.0
Investments in and advances to affiliates	4.2	68.6
Deferred debt costs	7.4	9.2
Other assets	33.8	15.5
Long-term deferred tax asset	—	5.0
Total assets	$2,497.5	$2,331.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.3	$7.8
Current portion of limited recourse notes payable	—	90.0
Accounts payable and accrued liabilities	173.5	139.5
Current portion of contingency reserves	2.0	2.0
Total current liabilities	177.8	239.3

Long-term debt, excluding current portion	763.3	782.7
Contingency reserves, excluding current portion	12.4	12.8
Other long-term liabilities	171.8	168.8
Deferred income taxes	148.4	93.6

Stockholders’ equity:
Common stock	152.0	150.4
Additional paid-in capital	505.7	533.6
Retained earnings	908.1	710.6
Treasury stock	(232.2)	(252.9)
Accumulated comprehensive loss	(109.8)	(107.9)
Total stockholders’ equity	1,223.8	1,033.8
Total liabilities and stockholders’ equity	$2,497.5	$2,331.0

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$38.1	$31.3	$197.5	$(17.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25.8	18.8	65.0	55.5
(Income) loss from unconsolidated affiliates	—	(2.0)	(11.3)	2.6
(Gain) loss on sale or impairment of long-lived assets	0.3	4.3	(0.4)	4.5
Gain on acquisition	—	—	(35.9)	—
Gain on sale of discontinued operation	(1.7)	—	(1.7)	—
Early debt extinguishment	0.8	—	0.8	52.2
Payment of long-term deposit	(17.1)	—	(17.1)	—
Other operating credits and charges, net	(16.1)	1.2	(9.1)	1.2
Stock-based compensation related to stock plans	2.4	1.8	6.6	6.4
Exchange (gain) loss on remeasurement	(0.4)	5.7	(0.5)	4.8
Cash settlement of contingencies	—	(0.4)	(0.4)	(1.6)
Cash settlements of warranties	(3.4)	(3.0)	(7.7)	(6.9)
Pension expense, net of cash payments	(0.1)	2.2	2.5	6.3
Non-cash interest expense, net	1.2	0.5	1.8	1.9
Other adjustments, net of acquisition	0.3	(1.7)	1.2	(0.3)
Changes in assets and liabilities, net of acquisition:
Increase in receivables	(7.9)	(2.8)	(25.8)	(38.3)
(Increase) decrease in inventories	15.8	(5.6)	(12.3)	(41.6)
(Increase) decrease in other current assets	1.7	0.6	(4.3)	(2.4)
Increase in accounts payable and accrued liabilities	17.1	7.2	26.0	26.6
Increase (decrease) in deferred income taxes	2.4	7.7	47.9	(4.8)
Net cash provided by operating activities	59.2	65.8	222.8	48.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(17.7)	(9.3)	(43.3)	(16.1)
Investments in and advances to joint ventures	—	8.8	13.9	6.6
Proceeds from sales of assets	15.0	—	16.7	9.1
Acquisition, net of cash acquired	—	—	(67.4)	—
Receipt of proceeds from notes receivable	91.4	—	91.4	—
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.7)	—	0.7	1.0
Net cash provided by (used in) investing activities	88.0	(0.5)	12.0	0.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	—	350.0
Repayment of long-term debt	(109.5)	(0.2)	(113.1)	(242.3)
Taxes paid related to net share settlement of equity awards	—	—	(12.0)	—
Payment of debt issuance fees	—	—	—	(6.3)
Other, net	(0.1)	0.8	(0.1)	1.2
Net cash provided by (used in) financing activities	(109.6)	0.6	(125.2)	102.6
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	1.2	(2.5)	(1.0)	(1.5)
Net increase in cash and cash equivalents	38.8	63.4	108.6	150.5
Cash and cash equivalents at beginning of period	630.7	427.1	560.9	340.0
Cash and cash equivalents at end of period	$669.5	$490.5	$669.5	$490.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2013	2012	2013	2012
Net sales:
OSB	$245.4	$226.6	$838.3	$571.0
Siding	149.0	134.1	435.5	384.2
Engineered Wood Products	71.8	61.5	196.1	161.8
South America	41.5	42.0	130.9	127.1
Other	3.9	3.4	10.3	10.1
Intersegment sales	(4.2)	(5.5)	(5.6)	(16.9)
	$507.4	$462.1	$1,605.5	$1,237.3
Operating profit (loss):
OSB	$30.2	$49.3	$223.7	$66.0
Siding	22.5	20.3	70.3	56.4
Engineered Wood Products	(2.0)	(3.0)	(10.6)	(9.3)
South America	5.3	4.5	17.8	11.2
Other	(2.1)	(2.6)	(6.1)	(7.8)
Other operating credits and charges, net	16.1	(1.2)	9.1	(1.2)
Other operating credits and charges associated with unconsolidated affiliates	—	—	(2.7)	—
Gain (loss) on sale or impairment of long-lived assets	(0.3)	(4.3)	0.4	(4.5)
General corporate and other expenses, net	(22.1)	(18.1)	(65.9)	(56.3)
Foreign currency gain (loss)	1.0	0.4	(3.3)	(2.3)
Gain on acquisition	—	—	35.9	—
Early debt extinguishment	(0.8)	—	(0.8)	(52.2)
Investment income	1.7	4.1	8.3	11.7
Interest expense, net of capitalized interest	(7.6)	(10.7)	(28.0)	(36.4)
Income (loss) from continuing operations before taxes	41.9	38.7	248.1	(24.7)
Provision (benefit) for income taxes	4.4	7.7	51.6	(5.6)
Income (loss) from continuing operations	$37.5	$31.0	$196.5	$(19.1)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and nine months ended September 30, 2013 and 2012.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Oriented strand board, million square feet 3/8" basis(1)	996	903	2,888	2,625
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	42	51	126	146
Wood-based siding, million square feet 3/8" basis	251	229	768	704
Engineered I-Joist, million lineal feet(1)	19	18	56	50
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,976	1,752	5,838	5,163

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.